Exhibit 99.1

February 2, 2023

RAVE Restaurant Group, Inc. Reports Second Quarter Results

(DALLAS) Feb. 2, 2023 – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter of fiscal 2023 ended December 25, 2022.

Second Quarter Highlights:

•	The Company recorded net income of $0.3 million for the second quarter of fiscal 2023 compared to net income of $0.5 million for the same period of the prior year.

•	Income before taxes remained stable at $0.5 million for the second quarters of both fiscal 2023 and fiscal 2022.

•	Adjusted EBITDA remained stable at $0.6 million for the second quarters of both fiscal 2023 and fiscal 2022.

•	Total revenue increased by $0.2 million to $2.9 million for the second quarter of fiscal 2023 compared to the same period of the prior year.

•	The Company used $3.6 million to repurchase shares of its common stock in the second quarter of fiscal 2023.

•	Pizza Inn domestic comparable store retail sales increased 8.4% in the second quarter of fiscal 2023 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 6.3% in the second quarter of fiscal 2023 compared to the same period of the prior year.

•	On a fully diluted basis, net income remained stable at $0.02 per share for the second quarters of both fiscal 2023 and fiscal 2022.

•	Cash and cash equivalents decreased $4.3 million since year end to $3.4 million at December 25, 2022.

•	Pizza Inn domestic unit count finished at 125.

•	Pizza Inn international unit count finished at 33.

•	Pie Five domestic unit count finished at 31.

“Our second quarter results mark 11 consecutive quarters of profitability for RAVE driven by a strong top-line and focused cost controls while investing in the future of our business,” said Chief Executive Officer of RAVE Restaurant Group, Inc., Brandon Solano. “Our second quarter shows continued same-store sales growth at both Pizza Inn and Pie Five, net income and EBITDA stability and strong operating cash performance.”

“We continue to make investment decisions with the goal of driving long-term performance and competitiveness,” Solano said. “We expect key initiatives such as our Pizza Inn rebranding efforts, reimagined Pizza Inn buffet experience, Pie Five menu relaunch and our new group value proposition, will provide returns long after our initial investments.”

“In fiscal 2022, we delivered the first Pizza Inn buffet unit count growth in 24 years. In Q2, we had one buffet opening and zero closures, making us net positive in buffet store count year-to-date. We continue to focus on building our strong pipeline of new buffet stores, including our first new store image Pizza Inn slated to open in April in Asheboro, NC. In the coming months we are poised to begin re-image efforts at Pizza Inn buffets which will give our customers an enhanced Pizza Inn experience.”

In Q2, RAVE continued the rollout of its modernized Pizza Inn logo and mascot ‘Jojo’ across consumer touch points especially in new buffet units under construction. The company also began the implementation of Revel, its new point of sale system, with full rollout expected in late summer 2023.”

Solano continued, “The restaurant industry continues to abandon dine-in, leaving us an opportunity to win with our differentiated strategy, focusing on the value and variety of Pizza Inn’s buffet while opportunistically capturing delivery and carry-out. We know our customers are hungry for a connection and an ’experience‘ with their family, not just Covid-esque functional feeding, and we are well positioned to fulfill that need.”

“On the Pie Five front the most significant menu and operations changes in our history have been rolled out to all traditional stores and we are seeing strong consumer and franchisee acceptance and an improvement in same-store sales consistent with our testing. These menu changes included the elimination of large pizzas, reinforcing our position as an individual pizza brand where everyone gets what they want with no compromises. To capture the family or group occasion lost with the elimination of large pizzas, we have tested a strong group value proposition called the Pie Five “Free 4th All” offering a fourth pizza free when consumers buy three pizzas. This offer drove significant ticket and value for consumers in testing. We will roll this offer out system-wide this month.”

“As always, I’m proud of our results and the inspired efforts of our team members and franchisees. They are a gritty, resilient bunch of dedicated operators and I feel great about our future.”

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, “RAVE’s top-line growth of 6.3% is driven by strong same-store sales growth, unit count stability, and strong performance among remodeled Pizza Inn units. These factors, combined with strong cost controls, yielded our eleventh consecutive quarter of profitability. The first half of fiscal 2023 has been a period of investment for the company as we lay the foundation for accelerating store growth in future years.”

Fendley continued, “While our Q2 net income and year-to-date net income shows a year-on-year decline, our net income before taxes increased nominally in Q2 and year-to-date since the full recognition of our deferred tax asset of $5.6 million has resulted in higher income tax expense since the end of fiscal 2022. This is a positive development as it reflects our consistent profitability.”

“We leveraged our strong cash position to repurchase $3.6 million of common stock in the second quarter and continue to hold in excess of $3.4 million in cash.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company owns, franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainnofficial and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
REVENUES:	$2,866	$2,696	$5,871	$5,249

COSTS AND EXPENSES:
General and administrative expenses	1,453	1,377	2,796	2,583
Franchise expenses	867	784	2,069	1,770
Impairment of long-lived assets and other lease charges	—	—	5	—
Bad debt expense	5	3	9	8
Interest expense	—	23	1	47
Depreciation and amortization expense	53	48	104	92
Total costs and expenses	2,378	2,235	4,984	4,500

INCOME BEFORE TAXES	488	461	887	749
Income tax expense	(140)	(4)	(232)	(7)
NET INCOME	$348	$457	$655	$742

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.02	$0.03	$0.04	$0.04

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.02	$0.02	$0.04	$0.04

Weighted average common shares outstanding - basic	16,351	18,005	16,491	18,005

Weighted average common and potential dilutive common shares outstanding	16,351	18,803	16,491	18,803

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 25, 2022	June 26, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,429	$7,723
Accounts receivable, less allowance for bad debts of $32 and $27, respectively	1,276	1,981
Notes receivable, current	167	172
Property held for sale	9	—
Deferred contract charges, current	34	36
Prepaid expenses and other current assets	105	146
Total current assets	5,020	10,058

LONG-TERM ASSETS
Property, plant and equipment, net	304	365
Operating lease right of use asset, net	1,447	1,664
Intangible assets definite-lived, net	312	232
Notes receivable, net of current portion	132	201
Deferred tax asset, net	5,590	5,772
Deferred contract charges, net of current portion	224	224
Total assets	$13,029	$18,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$578	$669
Accrued expenses	487	1,082
Other current liabilities	1	81
Operating lease liability, current	498	490
Short term loan	—	30
Deferred revenues, current	292	538
Total current liabilities	1,856	2,890

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,172	1,421
Deferred revenues, net of current portion	740	793
Total liabilities	3,768	5,104

COMMITMENTS AND CONTINGENCIES (SEE NOTE D)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 14,154,453 and 17,511,430 shares, respectively	251	251
Additional paid-in capital	37,557	37,384
Retained earnings	1,481	826
Treasury stock at cost
Shares in treasury: 10,935,605 and 7,578,628 respectively	(30,028)	(25,049)
Total shareholders’ equity	9,261	13,412

Total liabilities and shareholders’ equity	$13,029	$18,516

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 25, 2022	December 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$655	$742
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of long-lived assets and other lease charges	5	—
Stock-based compensation expense	173	85
Depreciation and amortization	70	72
Amortization of operating right of use assets	217	209
Amortization of intangible assets definite-lived	34	20
Amortization of debt issue costs	—	14
Allowance for bad debts	9	8
Deferred income tax	182	—
Changes in operating assets and liabilities:
Accounts receivable	696	(74)
Notes receivable	14	46
Deferred contract charges	2	(12)
Prepaid expenses and other	41	110
Accounts payable - trade	(91)	(43)
Accrued expenses	(675)	(394)
Operating lease liability	(241)	(230)
Deferred revenues	(299)	(539)
Cash provided by operating activities	792	14

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	60	94
Purchase of intangible assets definite-lived	(114)	(34)
Purchase of property, plant and equipment	(23)	(12)
Cash (used in)/provided by investing activities	(77)	48

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(4,979)	—
Payments on short term loan	(30)	(160)
Cash (used in) financing activities	(5,009)	(160)

Net (decrease) in cash and cash equivalents	(4,294)	(98)
Cash and cash equivalents, beginning of period	7,723	8,330
Cash and cash equivalents, end of period	$3,429	$8,232

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$91	$8

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net income	$348	$457	$655	$742
Interest expense	—	23	1	47
Income taxes	140	4	232	7
Depreciation and amortization	53	48	104	92
EBITDA	$541	$532	$992	$888
Stock-based compensation expense	87	43	173	85
Severance	—	—	—	33
Impairment of long-lived assets and other lease charges	—	—	5	—
Franchisee default and closed store revenue	(13)	(11)	(13)	(12)
Closed and non-operating store costs	—	1	—	2
Adjusted EBITDA	$615	$565	$1,157	$996